Exhibit 3(ii)

MILLENNIUM ETHANOL, LLC

Operating Agreement

Effective September 30, 2005

MILLENNIUM ETHANOL, LLC
Operating Agreement

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Millennium Ethanol, LLC
Operating Agreement

THIS OPERATING AGREEMENT of Millennium Ethanol, LLC (the “Company”) is adopted and made effective upon adoption by member of the Company listed on the Unit Ledger.

OPERATION, MANAGEMENT, AND INTERESTS
IN THE COMPANY

ARTICLE 1.
DEFINITIONS

Section 1.1          Reference to Certain Terms.

For purposes of this Agreement:  (1) references to “Articles” and “Sections” are to those Articles and Sections appearing in this Agreement unless explicitly indicated otherwise; and (2) references to statutes include all rules and regulations under those statutes, and all amendments and successors to those statutes.

Section 1.2          Definitions.

The definitions in this Section 1.2 (and the definitions in Section 1.10 of Appendix E) apply throughout this Agreement unless the context requires otherwise.

“Act” means Chapter 47-34 of the South Dakota Codified Laws under which Company is organized.

“Affiliate” means, with respect to any Person: (1) a Business Entity directly or indirectly Controlling, Controlled by or under common Control with the Person; (2) an officer, director, general partner, or trustee of a Person that is a Business Entity; or (3) a Person or a representative who is an officer, director, general partner, or trustee of the Business Entity described in clauses (1) or (2) of this sentence.

“Agreement” means this Operating Agreement of the Company, as amended, modified, or restated from time to time.

“Articles of Organization” means the articles of organization of the Company as amended or restated and filed with the Secretary of State of South Dakota pursuant to the Act.

“Board” or “Board of Managers” means the individuals who are named, appointed or elected as Managers of this Company under Section 5.3 acting collectively pursuant to this Agreement.

“Business Entity” means a partnership (whether general or limited), joint venture, association, cooperative, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated association, governmental entity, or any other legal entity, including an individual acting as a sole proprietorship or as a business.

“CEO” means the Chief Executive Officer of the Company appointed by the Board.

“Class” is the designated division in Interests as provided in Section 3.2(a).

“Class A Member” means a Person who holds Class A Units, meets the requirements of Section 4.2(a), is admitted as a Class A Member and has not ceased to be a Class A Member.

“Class A Members” mean all Persons who hold Class A Units, meet the requirements of Section 4.2(a), are admitted as Class A Members and have not ceased to be Class A Members.

“Class A Units” mean Units that are designated as Class A Units pursuant to Section 3.2(a).

“Class B Member” means a Person who holds Class B Units, meets the requirements of Section 4.2(b), is admitted as a Class B Member and has not ceased to be a Class B Member.

“Class B Members” mean all Persons who hold Class B Units, meet the requirements of Section 4.2(b), are admitted as Class B Members and have not ceased to be Class B Members.

“Class B Units” mean Units that are designated as Class B Units pursuant to Section 3.2(a).

“Company” means Millennium Ethanol, LLC, the limited liability company formed by the filing of the Articles of Organization in accordance with the Act and the limited liability company continuing the business of this Company in the event of dissolution of the Company as provided in this Agreement and the Act.

“Company Manager” means the Company Manager designated by the Board of Managers under Section 5.1(a).

“Confidential Information” is defined in Section 4.1(c).

“Control”, “Controlling”, “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Business Entity, whether through the ownership of voting securities, by contract, or otherwise, or the power to elect at least fifty percent (50%) of the Board of Directors, or persons exercising similar authority with respect to the Business Entity.

“Dissolution Event” has the meaning given in Section 7.1(a).

“Distribution” means a payment of cash or property to a Unitholder based on the Unitholder’s Interest in the Company as provided in this Agreement.

“Effective Date” is the date this Agreement is adopted as provided in the introductory paragraph.

“Event of Disassociation” has the meaning given in Section 4.6(a).

“FREMAR” means FREMAR FARMERS COOPERATIVE, INC., a South Dakota cooperative association, which is the initial Company Manager of the Company pursuant to Section 5.1.

“Interest” means, collectively, the Unitholders’ financial rights to Profits, Losses and other allocation items, and to receive Distributions and, with respect to Members, the right of the Members to vote on matters and to receive information concerning the business and affairs of the Company as provided for in this Agreement.

“Lien” means a security interest, lien or other encumbrance in Units pledged or granted for the purpose of securing debt financing.

“Liquidator” has the meaning given in Section 7.6(a).

“Managers” is defined in Section 5.3.

“Member” means a Person who is admitted as a Member under Section 4.3, and who has not ceased to be a Member.  “Members” mean all Persons who are Members.

“Person” means any individual natural person, or a Business Entity.

“Property” means all real and personal property acquired by the Company, including cash and any improvements to the Property, and includes both tangible and intangible property.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Business Entity, any corporation, partnership, joint venture, limited liability company, association or other entity Controlled by the Business Entity.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, or other disposition or other transfer, whether by operation of law (e.g., pursuant to a merger) or otherwise, and, as a verb, voluntarily or involuntarily to convey, sell, or otherwise dispose of, but does not include a pledge or grant of a Lien.

“Transfer Restrictions” means the restrictions on Transfer of Units in Section 3.8 and the Unit Transfer Policy attached as Appendix C.

“Unit” means the unit of measurement within a Class into which Interests in the Company are divided as provided in Section 3.2(a).

“Unit Ledger” has the meaning given in Section 3.5.

“Unit Transfer Policy” is the policy for Transferring Units attached as Appendix C.

“Unitholder” means a Person who holds Units, whether or not the Person is a Member.  “Unitholders” mean all Persons holding Units.  Unitholders may be designated with respect to specific types or classes of Units held.

ARTICLE 2.
FORMATION; PURPOSE; POWERS

Section 2.1          Formation.

The Company was formed as a South Dakota limited liability company pursuant to the Act.

Section 2.2          Name.

The name of the Company is stated in the Articles of Organization and all business of the Company shall be conducted in that name or under other names as the Board, without Member approval, may determine.  The Board, without Member approval, may change the name of the Company in accordance with the Act.

Section 2.3          Purpose; Powers.

(a) Purpose.  The Company has been formed for the purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any activities necessary, convenient or incidental to this purpose.

(b) Powers.  The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law, or by this Agreement, together with any lawful powers incidental to those powers and privileges, including the powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

Section 2.4          Principal Place of Business.

The principal place of business of the Company shall be at the place stated in the Principal Place of Business attached as Appendix A and incorporated as part of this Agreement.  The Principal Place of Business may be amended or changed by resolution of the Board without Member approval.  The records required by the Act shall be maintained at Company’s Principal Place of Business.

Section 2.5          Term.

The term of the Company shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in this Agreement.

Section 2.6          Filings; Agent for Service of Process.

(a) Maintenance of South Dakota Status.  The Board shall take any actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of South Dakota.  The Board shall cause amendments to the Articles of Organization to be filed whenever required by the Act.

(b) Maintenance of Status in Other Jurisdictions.  The Board shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c) Agent For Service of Process.  The name and address of the agent for service of process on the Company in the State of South Dakota shall be stated in the Agent for Service of Process attached as Appendix B and incorporated as part of this Agreement, which shall be amended by the Board, without Member approval, to reflect the appointment of any successor.

(d) Filings Upon Dissolution.  Upon the dissolution and completion of the winding up and liquidation of the Company, the Board shall cause to be filed a Certificate of Cancellation in accordance with the Act and cause similar filings as necessary to be made under the laws of any other jurisdictions.

Section 2.7          Title to Property.

All Property owned by the Company is owned by the Company as an entity, and a Unitholder, Member, or Manager does not have any ownership interest in the Property in his, her or its individual name.  The Company shall hold title to all of its Property in the name of the Company and not in the name of any Unitholder, Member, or Manager.

Section 2.8          No Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and an asset of the Company shall not be Transferred or encumbered for, or in payment of, any individual obligation of any Unitholder, Member, or Manager.

Section 2.9          Independent Non-Competitive Activities.

Neither this Agreement nor any activity under this Agreement shall prevent a Unitholder, Member, or Manager or any of their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, unless the activities are competitive with the Company or the Company’s Affiliates as determined by the Board.  The Company, and its Members, agree that FREMAR, and its Affiliates, may continue their current operations and expansions of those operations, which shall not be considered competitive with the Company.  Activities, other than activities that are competitive with the Company, or the Company’s Affiliates, may be undertaken by a Unitholder, Member, or Manager without having or incurring any obligation to: (1) offer any interest in the activities to the Company or any other Unitholder or Member; or (2) require the Unitholder, Member, or Manager undertaking the activity to allow the Company, the Company’s Affiliates, or other Unitholders, Members, Managers, or their Affiliates to participate in any of those activities.  As a material part of the consideration for becoming a Unitholder, Member, or Manager, each Unitholder, Member, or Manager shall not have any right or claim of participation in another Unitholder’s, Member’s or Manager’s activities.

Section 2.10        Limited Liability.

Except as otherwise expressly provided by the Act, this Agreement, or agreed to under another written agreement, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations, and liabilities of the Company, and a Unitholder, Member, or Manager of the Company is not obligated personally for any debt, obligation, or liability of the Company solely by reason of being a Unitholder or Member or by acting as a Manager of the Company.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Unitholders, Members, or Managers for any debt, obligation, or liability of the Company.

Section 2.11        Members and Unitholders Bound Without Execution.

A Member or Unitholder who has Interests in the Company shall be bound by this Agreement without the necessity of executing a physical copy of this Agreement.

ARTICLE 3.
UNITS, UNITHOLDERS, FINANCIAL RIGHTS

Section 3.1          Rights and Obligations of Unitholders.

The respective rights and obligations of the Unitholders will be determined pursuant to this Agreement, except where the Act controls over the provisions in this Agreement.  To the extent that any right or obligation of any Unitholder is different by reason of any provision of this Agreement than it would be in the absence of that provision, this Agreement, to the extent permitted by the Act, will control.

Section 3.2          Units.

(a) Unitholder Interests and Units.  The Interests of the Unitholders will be divided into one or more classes (“Classes”), with the initial Classes designated as Class A and Class B, with subsequent Classes as may be established by the Board designated as Class C, Class D and sequentially lettered.  Interests within each Class will be divided into units (the “Units”) designated as Class A Units (with respect to Class A), Class B Units (with respect to Class B), Class C Units (with respect to Class C), and sequentially lettered.  The Class A members shall elect Managers not otherwise elected or appointed by other Classes.  Until changed by the Board of Managers, Class A Members shall elect five (5) Managers.  Class B Units are not transferable until after three (3) years after issuance.  After three (3) years after issuance, Class B Units may be converted by a Class B Unitholder to Class A Units, with the same rights, privileges and capital accounts as Class A Units.  The conversion shall be on a basis of Units corresponding to the allocation and distribution entitlements of Class B Units to Class A Units with the result that the Class A Units issued in the aggregate have the same allocation and distribution entitlements as the Class B Units that were converted as approved by the Board of Managers.  The Class Percentage as defined in Appendix E shall be reduced for Class B units and increased for Class A units in proportion to the number of Class B units converted to Class A units.  A Class B Member shall have the authority to appoint one Manager to the Board of Managers for each 500,000 Class B Units held.  Each Manager appointed by a Class B Unitholder shall have one-seventh of the voting power of the Board of Managers if the Board has more than seven (7) Managers and one vote per Manager if there are seven (7) or fewer Managers with equal voting power. With respect to the Class C and subsequent Classes of Units, the Board of Managers without Member approval is granted the express authority, by resolution and conforming amendments to this Agreement, to fix and establish the designations, powers, preferences, and governance and veto rights including Member voting rights and rights to appoint or elect Managers to the Board, qualifications, limitations or restrictions of each additional Class of Units (and the corresponding obligation to fix and establish these designations, powers, preferences, governance and other rights, qualifications, limitations and restrictions whenever any additional Class is established).  The power of the Board extends to and includes the express authority to create Classes and Units, without Member approval, which have terms granting the additional Class and the Units (and the holders of the Units) rights, powers, preferences and privileges greater than the rights, powers, preferences and privileges associated with any previously established and designated Class or issued Units.  The rights, powers, preferences and privileges are the same for all Units within a Class except as expressly provided otherwise in this Agreement, the Class designation approved by the Board, or the subscription or other agreement regarding the Units approved by the Board.

(b) Additional Units.  The Board may issue additional Units without Member approval, including Class A Units and Class B Units, to existing or new Unitholders in exchange for Capital Contributions as provided in Section 3.3(b).

(c) Adjustment of Books and Records and Amendment of this Agreement.  Upon acceptance of Capital Contributions under Section 3.3, the issuance of additional Units, or any change in Unitholders or Members, the Board shall cause the books and records of the Company and the Unit Ledger to be appropriately adjusted, and the Board shall amend this Agreement, without Member approval, to reflect the terms and conditions of the Capital Contributions and the issuance of Units, including any changes to the percentages of allocations and Distributions to different Classes or Units.

Section 3.3          Capital Contributions.

(a)  By Initial Unitholders.  The Capital Contributions of the initial Unitholders shall be on the Unit Ledger.

(b)  By Unitholders For Additional Units.  Each Unitholder’s Capital Contribution, if any, may be any consideration, whether in cash or a form other than cash (including past or future services), upon execution of any documents and on any other terms and conditions (including, in the case of Units issued to employees and consultants, any vesting and forfeiture provisions) as the Board determines to be appropriate, without Member approval.

(c) Additional Contributions Not Required.  A Unitholder is not obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than the unpaid portion of a Unitholder’s written agreement to make Capital Contributions. Units and their holders are not subject to any mandatory assessment, requests or demands for capital.

Section 3.4          No Certificate for Units.

The Units of the Company are not certificated Units unless otherwise determined by the Board.  If the Board determines that the Units shall be certificated, the Board shall have the power and authority to make rules and regulations, not inconsistent with this Agreement or the Act, as the Board deems appropriate relating to the issuance, Transfer, conversion, and registration of certificates of the Company, including legend requirements or the appointment or designation of one or more transfer agents and one or more registrars.  The Company may act as its own transfer agent and registrar.

Section 3.5          Unit Ledger.

The Board shall prepare, amend, and supplement a Unit Ledger without approval of the Members that states the Unitholders and the Class and number of Units held by each Unitholder, the Capital Contribution of the Unitholder, and those Unitholders who are Members of each Class.

Section 3.6          Allocations and Distributions.

(a) Generally.  The provisions relating to allocations of Profits, Losses and other allocation items of profit and loss, and Distributions are provided in this Section 3.6 and Article 7; Appendix C as to Transfers; and in Article III, Article IV, and Article XII of Appendix E.  The provisions of this Section 3.6 may be amended by the Board, without Member approval, to conform with Class designations under Section 3.2(a).  Appendix E is attached and incorporated as part of this Agreement.  Appendix E may be amended by the Board without Member approval.

(b) Distributions.  Distributions other than Liquidating Distributions will be made on a Class Percentage and then unitary basis in proportion to the Units held in any Class, subject to Section 3.6(a).

(c) Liquidating Distributions.  Liquidating Distributions will be made to the Unitholders in accordance with their positive Capital Account balances, subject to Section 3.6(a), after payment of any obligations.

(d) Offset.  The Company may offset any debts, liabilities, or amounts owed by a Unitholder to the Company in amounts and at times determined by the Board in their discretion against Distributions or other amounts owed or to be paid to a Unitholder.

Section 3.7          Unitholder Conditions and Limitations.

(a) Interests Are Personal Property.  The interests of a Unitholder (whether or not a Member) in the Company are personal property for all purposes.

(b) No Compensation or Reimbursement.  Except as otherwise provided in a written agreement or policy approved by the Board and except for compensation employees receive as employees of the Company, a Unitholder, whether or not a Member, in the status as Unitholder or Member shall not receive any salary, fee, or draw for services rendered to or on behalf of the Company and shall not be reimbursed for any expenses incurred by the Unitholder or Member on behalf of the Company.

(c) Advances to Company.  A Unitholder or Affiliate of the Unitholder may, with the consent of the Board, lend or advance money to the Company.  If any Unitholder or Affiliate of the Unitholder loans or advances money to the Company on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company.  The amount of the loan or advance by a lending Unitholder or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate agreed upon by the Board and the Unitholder.  The Unitholders or their Affiliates are not obligated to make any loan or advance to the Company.

(d) No Return of Distributions.  Except as required by law, a Unitholder (whether or not a Member) is not obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution, the obligation will bind the Unitholder alone and not any other Unitholder.  The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and will not be construed as benefiting any third party.  The amount of any Distribution returned to the Company by a Unitholder or upon approval of the Board paid by a Unitholder for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to the Unitholder.

(e) Redemption.  The Company, by resolution of the Board, may redeem the Units of a Class of a Unitholder that are not held by a Member of that Class.  Unless otherwise provided by resolution of the Board, a Unitholder (whether or not a Member), or any transferee of a Unitholder, does not have a right to:  demand, withdraw or receive a return of the Unitholder’s (or transferee’s) Capital Contributions or Capital Account; to require the purchase or redemption of the Unitholder’s (or transferee’s) Units or Interest; or to receive a Distribution in partial or complete redemption of the fair value of the Unitholder’s Units or Interest in the Company, (except in all cases a redemption authorized by the resolution of the Board under this Section 3.7(e) or as provided in Appendix E, Article XII, or Article 7 of this Agreement following a Dissolution Event), notwithstanding any provisions of the Act or any other provision of law.  The other Unitholders and the Company do not have any obligation to purchase or redeem the Units or Interest of any Unitholder or transferee.  Each Unitholder (whether or not a Member) as a condition of becoming a Unitholder has no right, to receive a Distribution in partial or complete redemption of the fair value of the Units or Interest of any Unitholder upon an Event of Disassociation.

(f) Rights of Unitholders Who Are Not Members.  Unless admitted as a Member pursuant to Section 4.3, a Person who acquires Units, or a Person who holds Units and ceases to be a Member, has only the rights of an “unadmitted assignee” and is only entitled to allocations and Distributions with respect to the Units in accordance with this Agreement, and does not have any right to any information or accounting of the affairs of the Company, and is not entitled to inspect the books or records of the Company, and does not have any of the rights of a Member under the Act or this Agreement.  Units held by a Person who is not a Member are subject to the Transfer Restrictions.

(g) Specific Limitations.  A Unitholder (whether or not a Member) does not have the right, power or authority to: (1) reduce the Unitholder’s Capital Account, except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement; (2) make voluntary Capital Contributions to the Company except when authorized by the Board; (3) bring an action for partition against the Company or any Company assets; (4) cause the termination and dissolution of the Company, except as set forth in this Agreement; (5) require that any Distribution to the Unitholder be made in the form of property other than cash; (6) (in the Unitholder’s capacity as a Unitholder or Member) take part in or interfere in any manner with the management of the business and affairs of the Company; (7) (in the Unitholder’s capacity as a Unitholder or Member) act for or bind the Company notwithstanding any provision of the Act; and (8) have any contractual appraisal rights.  Each Unitholder (whether or not a Member) by becoming a Unitholder shall have irrevocably waived each of the rights contained in clauses (1) through (8) of this Section 3.7(g).

Section 3.8          Restrictions on Transfers.

(a) General Restrictions.  The Board shall not approve, and the Company shall not recognize for any purpose, any purported Transfer of Units unless and until the Transfer Restrictions, consisting of the provisions of this Section and the Unit Transfer Policy, have been satisfied or the Board has by resolution specifically waived any unsatisfied provision, condition or restriction.  A Transfer of Units approved by the Board that satisfies the provisions and conditions of the Transfer Restrictions (or if any unsatisfied condition is waived), shall be referred to in this Agreement as a “Permitted Transfer”.

(b) Not Binding Until Entered in Company Books.  A Transfer of Units is not binding on the Company without the approval of the Board and not until the Transfer is entered in the books and records of the Company.

(c) Pledge of Units Allowed.  Notwithstanding the Transfer Restrictions, a Unitholder may pledge, grant a Lien on all or any portion of its Units as security for the payment of debt, provided that a subsequent foreclosure or transfer to the secured party in lieu of foreclosure or otherwise shall be considered a Transfer.

(d) Unless Permitted, Transfers Void.  A purported Transfer of Units that is not a Permitted Transfer is null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Board, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor’s rights to allocations and Distributions as provided by this Agreement with respect to the transferred Units, which allocations and Distributions may be applied or set off against (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of the Units may have to the Company.

(e) Indemnification of Company.  If a Transfer or attempted Transfer of Units is not a Permitted Transfer, the Unitholder and the prospective transferee engaging or attempting to engage in the Transfer is liable to and shall indemnify and hold harmless the Company and the other Unitholders from all cost, liability, and damage that the Company and any of the other Unitholders may incur (including incremental tax liabilities, lawyers’ fees and expenses) as a result of the Transfer or attempted Transfer and efforts to prohibit the transfer or enforce the indemnity.

(f) Transferee Subject to Transfer Restrictions.  Units held by a transferee are subject to the Transfer Restrictions.

(g) Unit Transfer Policy.  The Unit Transfer Policy shall be consistent with this Agreement and impose conditions and restrictions on Transfers to: (1) preserve the tax status of the Company; (2) comply with state or federal securities laws; (3) require appropriate information from the transferor and transferee regarding the transfer; (4) require representations from the transferor and/or transferee regarding the Transfer; and (5) allow the Board to determine whether or not the transferee is a competitor of the

Company or the Company’s Affiliates.  The Unit Transfer Policy also shall state the permitted method and conventions that shall be used in allocating Profits, Losses, and each item of Profits, and Losses and all other items attributable between the transferor and the transferee.  The Unit Transfer Policy is attached as Appendix C, and incorporated as part of this Agreement.  The Unit Transfer Policy may be amended by the Board without Member approval.

ARTICLE 4.
MEMBERS AND MEMBER VOTING

Section 4.1          Rights and Obligations of Members.

(a) Authority.  The respective rights and obligations of Members will be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of any provision of this Agreement, to the extent permitted by the Act, this Agreement shall control.  A Member, other than a Member acting in his or her capacity as an officer of the Board or an officer of the Company pursuant to delegated authority, does not have the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company, except with the prior consent of the Board.

(b) Access to Records.  The Company shall provide to a Member upon written request of the Member as provided under Section 47-34A-408 of the Act:  (1) the Class and Number of Units held by the Member; (2) the percentage or share of annual Distributions to which the Member is entitled based upon the Units held by the Member; (3) the voting rights of the Member for each Class of Units held; (4) the most recent audited financial statements of the Company; and (5) copies or internet access to any annual, quarterly, and special reports filed by the Company with the Securities and Exchange Commission or with the South Dakota Director of Securities.  The Board shall prescribe the form and format in which the information in clauses (1) to (5) is transmitted to the Member.  For all other information, upon the request of a Member for a proper purpose related to the Member’s Interest as determined by the Board, the Board will allow the Member and its designated representatives or agents, upon at least ten (10) business days prior written notice to the Board and during reasonable business hours, to examine the Company’s books and records to the extent required by the Act for the proper purpose at the Member’s sole cost and expense.  Each Member and Unitholder has an expectation of privacy that information about them or their Interests in the Company will not be shared with other Members for an improper purpose.  The Member’s request for information and right to inspect information is subject to any reasonable standards as may be established by the Board on a case by case basis or from time to time and the inspection rights will be restricted by the Board to protect the rights of other Members and the Company from damage by the requesting Member. The Board has the authority and shall restrict access to and protect Confidential Information of the Company in a manner consistent with this Section 4.1(b) and Section 4.1(c) as deemed appropriate by the Board.

(c) Nondisclosure.  Except as otherwise consented to by the Board, all non-public information furnished to the Member pursuant to this Agreement or otherwise regarding the Company or its business that is not generally available to the public (“Confidential Information”) will be kept confidential and will not be disclosed by the Member, or by any of the Member’s agents, representatives or employees, in any manner, in whole or in part, except that: (1) a Member will be permitted to disclose Confidential Information to those of the Member’s agents, representatives and employees who need to be familiar with the information in connection with the Member’s investment in the Company and who are charged with an obligation of confidentiality and nondisclosure to other Persons; (2) a Member will be permitted to disclose Confidential Information to the Member’s partners and equity holders so long as they agree to keep the information confidential on the terms set forth in this Agreement; (3) a Member will be permitted to disclose Confidential Information to the extent required by law, so long as the Member will have first provided the Company a reasonable opportunity to contest the necessity of disclosing the information; and (4) a Member will be permitted to disclose Confidential Information with prior written notice to the Company regarding the Persons and the nature of and restrictions on the Confidential Information to be disclosed, only to the Persons and to the extent necessary for the enforcement of any right of the Member arising under this Agreement.

Section 4.2          Minimum Required Unit Holding by Members.

(a)          Class A Members.  Class A Members must hold at least 25,000 Class A Units.

(b)          Class B Members.  Class B Members must hold at least 500,000 Class B Units.

(c) Other Classes.  A Unitholder must hold the minimum number and Class of Units required for membership as stipulated in the designation of the Class.

Section 4.3          Admission of Members.

(a) Members.  Each Person who receives Units and satisfies the requirements of Section 4.2 and is listed on the Unit Ledger is admitted as a Class A Member or a Class B Member.

(b) Additional Members.  Additional Persons may, upon the approval of the Board, be admitted as Members of the Company with respect to any Class of Units: (1) by meeting the requirements for membership with respect to any Class under Section 4.2 and otherwise under this Agreement including any subscription and payment for Units as determined by the Board; (2) by submitting documents required by the Board to evaluate membership approval; and (3) by submitting an executed document approved by the Board agreeing to be bound by this Agreement.  A Person is not admitted as a Member of any Class by the Board unless and until an officer of the Company, acting under authority from the Board, has countersigned the Person’s application, subscription agreement, or other document required by the Board for admission as a Member of any Class.  The Board in its sole discretion may refuse to admit any Person as a Member of any Class.

(c) Admission of Transferees as Members.  A transferee of Units will be admitted as a Member with respect to a Class of Units (if not already a Member) if: (1) the Transfer Restrictions are satisfied with respect to the applicable Transfer; (2) the requirements of Section 4.2 are satisfied with respect to the transferee and the Class of Units, (3) the Board approves the membership of the transferee (which approval may be granted, delayed, considered or withheld in the sole discretion of the Board); and (4) the transferee executes any instruments and satisfies any other requirements that the Board deems reasonably necessary or desirable for admission of the transferee as a Member. In the absence of satisfying the foregoing requirements, the transferee will be a non-member Unitholder with only the rights of an unadmitted assignee as provided in Section 3.7(f).

Section 4.4          Member Voting.

(a) Voting Rights Restricted.  A Member does not have any voting rights except with respect to those matters requiring a Member vote or approval for:  (1) the election and removal of Managers; (2) approval of certain mergers or consolidations as provided in Section 5.1(c); (3) approval of certain dispositions of all or substantially all of the assets of the Company under Section 5.1(c); (4) approval of the dissolution of the Company under Article 7; and (5) approval of certain amendments to this Agreement under Article 6, or as specifically provided for in this Agreement.

(b) Class A and Class B Member Voting Rights.  A Class A or Class B Member will be entitled to one (1) vote for each Class A Unit and Class B Unit held by the Member.  Cumulative voting of the votes for Class A Units or Class B Units is not permitted.  A Member of any other Class will be entitled to any additional voting rights as may be stipulated in the designations governing other Classes of Units held.

(c) Voting Method for Classes.  Subject to the governance rights of the designation of any other Class of Units, Members shall vote by Class, and the Members shall take action by the affirmative vote of the majority of voting power of each Class authorized to vote as provided in this Agreement for:  (1) approval of certain mergers or consolidations as provided in Section 5.1(c); (2) approval of certain dispositions of all or substantially all of the assets of the Company under Sections 5.1(c); (3) approval of dissolution of the Company under Article 7; and (4) approval of certain amendments of this Agreement under Article 6.  In the election (or removal) of Managers by the Members under Section 5.3(g), Members shall take action by the affirmative vote of a majority of the voting power of the Class or Classes electing (or removing) the Manager, present either in person, by proxy, or by mail ballot, at a duly held meeting of the Members at which a quorum is present for the transaction of business.

(d) Voting on Procedural and Other Matters.  Except for Class voting matters in Section 4.4(c), the Members shall take action at a Members meeting on procedural and other matters as determined by the Chair by the affirmative vote of the Members (each Member with one vote), without regard to the Class or the Units held, unless objected to by the majority of the voting power of any Class present at the meeting.

Section 4.5          Member Meetings.

(a) Place and Manner of Meeting.  All meetings of Members shall be held at a time and place, within or without the State of South Dakota, as stated in the notice of the meeting or in a duly executed waiver of notice.  Presence in person, or by proxy or mail ballot, constitutes participation in a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully convened.

(b) Conduct of Meetings.  The meetings of the Members shall be presided over by the Chair and shall be conducted in general accordance with the most recent edition of Roberts’ Rules of Order, or other rules and procedures as may be determined by the Board in its discretion.  Resolutions to be voted on by the Members shall be limited to those that have been approved by the Board for presentation to the Members and contained in the notice of the meeting.

(c) Annual Meeting.  The annual meeting of the Members shall be held on a date determined by the Board.  Failure to hold the annual meeting at the designated time is not grounds for dissolution of the Company.

(d) Special Meetings.  Special meetings of the Members may be called at any time by the Chair or the Board, or by the Secretary upon the request of thirty-three percent (33%) of all Members (total Members without respect to Class) regardless of the number of Units held by the requesting Members.  The special meeting request shall state a proper purpose or purposes of the special meeting and the matters if any proposed to be acted on at the special meeting.  Except as may be required by applicable law, the Board in its discretion may determine whether a special meeting request contains a proper purpose.  If the Board determines the purpose is not proper, the Board shall notify the Person requesting the special meeting in writing of the reasons that the requestor’s purpose was not proper, and may either revise the purpose and proceed with the procedures to call a special meeting or decline to call a special meeting until a proper purpose is requested.

(e) Notice.  The Secretary shall cause a written or printed notice, reviewed by the Company’s legal counsel, stating the place, day and time of the meeting and, in the case of a special meeting, the proper purpose or purposes for which the meeting is called.  The notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting either personally or by mail, to each Member entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage prepaid.  If the purpose of the meeting is to consider any item requiring Class voting of Members under Section 4.4(c), the notice shall be in a form that is approved by the Board and shall state the purpose and identify the Manager if the purpose is removal, and a summary of the transaction to be considered or a verbatim statement of the amendment to be considered must accompany the notice.

(f) Quorum.  At any annual or special meeting of the Members, a quorum necessary for the transaction of business is present if:  (1) when the Board has authorized the use of mail ballot or proxies, Members with twenty percent (20%) or more of the voting power are present; and (2) in any other case, Members with ten percent (10%) or more of the voting power are present.  If a vote of more than one Class is required, the quorum requirement will be applied to the Members of each Class.  The Members present at a duly organized meeting at which a quorum is present may transact business until adjournment, notwithstanding the departure or withdrawal of Members leaving less than a quorum, provided however, if the question of a quorum is called and the Chair determines a quorum is not present, the meeting shall be adjourned.  The registration of Members eligible to vote shall be verified by the Secretary and shall be reported in the minutes of the meeting.

(g) Record Date.  For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to make a determination of Members for any other proper purpose, the Board may designate a record date or provide that the record books shall be closed for a stated period not exceeding sixty (60) days. If the record books shall be closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, the books shall be closed for a period not exceeding the period immediately preceding the meeting starting on the date when the notice is mailed or transmitted from the Company and the date of the meeting.  In lieu of closing the record books, the Board may fix in advance a date as the record date for determination of Members.  Unless otherwise determined by the Board, if the record books are not closed and a record date is not fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date on which notice of the meeting is first mailed or transmitted from the Company, as the case may be, shall be the record date for the determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, the determination applies to the reconvening of an adjournment, except where the determination has been made through the closing of record books and the stated period of closing has expired.

(h) Ballots; Proxies.  If and to the extent authorized by the Board, a Member may vote at a meeting of Members by alternative ballot (mail or otherwise) or by proxy granted by the Member or by the Member’s duly authorized attorney-in-fact.  If authorized by the Board, a proxy may be granted in writing, by means of electronic transmission, or as otherwise permitted by applicable law.  A proxy shall be filed with the Secretary of the Company before the meeting is convened, as determined by the Board. A proxy shall be considered filed with the Company when received by the Company at its executive offices or other place designated by the Board, unless later revoked.  A proxy is not valid after eleven months from the date of its execution, unless otherwise provided in the proxy.  A proxy is revocable at the discretion of the Member executing the proxy.  While the right to vote can be exercised by proxy, only a Member has the right to be recognized in a meeting of the Members unless otherwise determined by the Chair in the Chair’s sole discretion.

Section 4.6          Termination of Membership.

(a) Termination Events.  Membership as to any Class, other than Class B under which Membership Termination shall be governed by Section 4.6(c), may be terminated by the Board upon a determination by the Board that the requirements to be a Member of that Class are not met.  Membership in the Company (membership in all Classes) is terminated if the Board determines any of the following events occur (any of the events are referred to as an “Event of Disassociation”):

(1) a Member does not meet the requirements to be a Member with regard to at least one of the Classes of Units held by the Member as determined by the Board;

(2) a Member that is an individual dies, or a member that is not an individual ceases to exist as a Business Entity, and leaves no successor qualified as determined by the Board to be a Member;

(3) a Member Transfers all of the Member’s Units;

(4) the Member resigns as a Member with respect to all Classes of Units held under Section 4.7;

(5) the Board by resolution finds that a Member:

(i)            has intentionally or repeatedly violated any provision of this Agreement; or

(ii)           has breached any agreement with or obligation to the Company; or

(iii)          has intentionally or repeatedly taken actions that will impede the Company from accomplishing its purposes; or

(iv)          is a Person who is a competitor or an Affiliate of a competitor of the Company or a competitor or an Affiliate of a competitor of an Affiliate of the Company; or

(v)           is a Person who is detrimental to the interests of the Company or an Affiliate of the Company; or

(vi)          has willfully obstructed any lawful purpose or activity of the Company; or

(6) upon application by the Company or a Member to the court, a judicial determination is made that the Member:

(i)            engaged in wrongful conduct that adversely and materially affected the Company’s business;

(ii)           willfully or persistently committed a material breach of the operating agreement or a duty owed to the Company or other Members under Section 47-34A-409 of the Act, as applicable; or

(iii)          engaged in conduct relating to the Company’s business which makes it not reasonably practicable to carry on the business with the Member.

(b) Company’s Right of Redemption.  Upon membership termination under clauses (1), (4) or (5) in Section 4.6(a), the Company may, at its option purchase the terminated Member’s Units at eighty percent (80%) of the trailing sale price of the Units (as reasonably determined by the Board), measured over the six (6) month period immediately preceding the date the Board determines by resolution to purchase the terminated Member’s Units.  The Company may exercise the right to purchase the terminated Member’s Units at any time after the membership termination.  The Board by resolution may waive the Company’s right to purchase the terminated Member’s Units.

(c) Termination of Company Manager and Class B Member.  The Board of Managers may terminate FREMAR as Company Manager and as a Class B Member upon which FREMAR will no longer have voting rights or rights to appoint Managers to the Board of Managers after a determination FREMAR should be terminated for cause consisting of any of the following:  (1) intentional illegal or unethical conduct that harms the performance or financial results of the Company; (2) a change of control in the ownership interests of FREMAR (by transfer, merger, acquisition of assets or stock or otherwise) or the dissolution of FREMAR; (3) an act or conduct by FREMAR which is willful, wanton, intentional or knowing misconduct, or conduct which constitutes self-dealing or gives rights to an improper profit to FREMAR in a breach of fiduciary duty FREMAR owes to the Company under this Agreement or otherwise.  FREMAR may be terminated as a Class B Member upon a determination under Section 4.6(a)(6).

(d) Effect of Member’s Disassociation.  A terminated Member’s duty of loyalty and duty of care under the Act continue only with regard to matters arising and events occurring before the Member’s disassociation.

Section 4.7          Resignation.

A Member may resign as a Member of any Class or all Classes at any time.  A resignation must be made in writing delivered to the Secretary of the Company, and will take effect at the time specified in the resignation or, if no time is specified, upon receipt.  The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.  The resignation as a Member does not terminate or cancel any contractual or other obligations of the resigning Member to the Company or obligate the Company to make any distributions to the resigning Member, except as approved by resolution of the Board.

Section 4.8          Continuation of the Company.

The occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member in one or all Classes, will not dissolve the Company, the Company’s affairs shall not be required to be wound up, and the Company will continue without dissolution.

ARTICLE 5.
MANAGEMENT OF COMPANY

Section 5.1          Governance by Board, Company Manager, and CEO.

(a)           General Authority.  As provided in this Agreement, the powers and privileges of the Company shall be exercised by or under the authority of the Board, and the business and affairs of the Company shall be governed by the Board, and management of the Company shall be delegated to the

Company Manager which shall be stated in Appendix D.  The Company Manager shall appoint a CEO, who may be removed by the Company Manager.  The Company shall not be governed or managed by the Members, except those matters for which consent or approval of the Members is required by this Agreement or any nonwaivable provisions of the Act.  The Company Manager by resolution shall allocate and delegate governance and management of the Company between the Company Manager and the CEO.  Any delegation or allocation by the Board shall not cause the individuals constituting the Board to cease to be “managers” of the Company for purposes of the Act.

(b) Policies, Rules, Regulations.  The Board may adopt policies, rules, and regulations and may take actions as it deems advisable in furtherance of the purposes of the Company, provided that the Board shall not act in a manner contrary to this Agreement.

(c) Board Actions Requiring Member Consent.  Notwithstanding any other provision of this Agreement, the following actions will not be taken by the Company without a resolution describing and authorizing the action that is approved by the Board and is also approved by the Members:

(1) mergers or consolidations with or into any other Business Entity which is not an Affiliate of the Company, whether or not the Company is the surviving entity;

(2) dispositions (whether effected by merger, sale of assets, lease, equity exchange or otherwise) of all or substantially all of the assets of the Company, other than through a pledge, security, transfer to a subsidiary under the control of the Company or transfer to effect a securitization of the Company’s assets for purposes of debt financing;

(3) amendments of this Agreement requiring approval by the Members to the extent provided in Article 6; and

(4) dissolution of the Company under Section 7.1.

(d) Duty to the Company.  The Board and the Company Manager shall cause the Company to conduct its business and operations separate and apart from that of any Member, Manager, or any of their Affiliates.  The Board and the Company Manager shall take all actions which may be necessary or appropriate: (1) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of South Dakota and each other jurisdiction in which the existence is necessary to protect the limited liability of Members and Unitholders or to enable the Company to conduct the business in which it is engaged; and (2) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company property in accordance with the provisions of this Agreement and applicable laws and regulations.  The Company Manager and each Manager shall have the duty to discharge the foregoing duties in good faith, in a manner the Company Manager and the Manager reasonably believe to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Company Manager and a Manager are not under any other duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

(e) Duty of Care and Loyalty.  Without limiting the applicability of Section 5.1(d) or any other provision of this Agreement, the following provisions will be applicable to the Board and to the Managers in their capacity as Managers:

(1) the Board and the Managers and the decisions of the Board will have the benefit of the business judgment rule to the same extent as the Board, the Managers and the decisions would have the benefit of the rule if the Board were a board of directors of a Delaware corporation and the Managers were directors; and

(2) the Board and the Managers will have the same duties of care and loyalty as they would have if they were a board of directors and directors of a Delaware corporation, but in no event will any member of the Board be liable for any action or inaction for which this Agreement expressly waives liability for the Manager.

Section 5.2          Actions by Board; Committees; Reliance on Authority.

(a) Board Action.  In taking any action under this Agreement, the Managers shall act:  (1) collectively through meetings of the Board held and conducted pursuant to the provisions of this Agreement or by written action taken pursuant to the provisions of this Agreement; (2) through committees established pursuant to Section 5.2(b); and (3) through officers of the Board, and through the Company Manager and CEO by resolutions of delegated and reserved authorities and agreement.  The Board shall take action by the affirmative vote of the Managers present at a duly held meeting of the Board at which a quorum is present.

(b) Committees.  The Board, by resolution approved by the affirmative vote of a majority of the Managers then holding office, may from time to time establish one or more committees, each of which shall be comprised of one or more natural persons who may but need not be Managers or Members, provided that a majority of committee members on each committee must be a Manager or Member.  Any committee shall have and may only exercise the authority and duties to the extent provided by the Board in the resolution establishing the committee, subject at all times to the limitations set forth in the Act, this Agreement and to the direction and control of the Board.  Unless otherwise provided by the Board, the presence of a majority of the members of the committee constitutes a quorum for the transaction of business at a meeting of the committee, and the committee shall act by the affirmative vote of a majority of committee members present at a duly held meeting.  In other matters of procedure the provisions of this Agreement shall apply to committees and their members to the same extent they apply to the Board and Managers, including the provisions with respect to meetings and notice, absent members, written actions, and valid acts.  Each committee shall keep regular minutes of its proceedings and report the same to the Board.  The Board may dissolve any committee at any time.

(c) Reliance on Authority.  A Person dealing with the Company, may rely on the authority of an officer of the Board or an officer of the Company in taking an action in the name of the Company without inquiry into the provisions of this Agreement or compliance with this Agreement, regardless of whether the action is actually taken in accordance with the provisions of this Agreement, unless the Person dealing with the Company has actual knowledge that the officer lacks authority to act or the Act establishes that the officer lacks authority to act.

Section 5.3          The Board.

(a) Manager Election and Appointment.  The Board shall consist of seven or more individuals appointed or elected under this Section (“Managers”) who are the “managers” of the Company for all purposes under the Act.  The appointed Managers shall be appointed by the Board and Members as provided in this Agreement.  The initial Managers comprising the initial Board, their terms and staggering of terms and the designated Company Manager are as provided, attached in Appendix D, which is incorporated as part of this Agreement.  The Board may appoint Advisory Managers as provided in Section 5.3(d).  The Board or Members may appoint or elect Managers as provided in any Class designation as provided in Section 3.2(a).  The Board, without Member approval, shall amend Appendix D to comply with any change in Managers.

(b) Procedures and Policies.  The Board may adopt procedures and policies for the Company in its sole discretion and which may be amended or modified by the Board in its sole discretion.

(c) Number.  The Board by resolution may establish additional Managers appointed by the Members.  The designation for any Class under Section 3.2(a) may establish additional Managers on the Board.

(d) Advisory Managers.  The Board may also appoint “Advisory Managers” who may be invited by the Board to serve the Board in an advisory capacity and attend meetings of the Board, but who will not be members of the Board or “Managers” as used in this Agreement or the Act and who will have no voting rights on the Board.

(e) Independent Non-Competitive Activities.  A Manager is only required to devote the time to the affairs of the Company as is necessary to govern the business and affairs of the Company in accordance with this Agreement, and shall be free to serve any other Business Entity or enterprise in any capacity that the Manager deems appropriate in his or her discretion, provided that the other Business Entity or enterprise or one of its Affiliates is not a competitor of the Company or one of the Company’s Affiliates as determined by the Board.  The business and —activities of FREMAR and its Affiliates shall not be considered a competitor of the Company or one of the Company’s Affiliates.

(f) Resignation.  A Manager may resign at any time.  The resignation must be made in writing and shall take effect at the time specified in the written resignation or, if a time is not specified then at the time of its receipt by the Chair or the Secretary of the Company.  The acceptance of a resignation is not necessary to make it effective, unless expressly provided in the written resignation.

(g) Removal.  A Manager appointed by one or more Members pursuant to a Class designation may be removed at any time by the appointing Member or Members or as otherwise provided in the Class designation.  A Manager appointed by the Board may be removed by the affirmative majority vote of the Managers excluding the Manager to be removed.  A Manager appointed by the Members may be removed at any special meeting of the Board by the affirmative vote of two-thirds (2/3) of the Managers who are not subject to removal for an act or failure to act in a manner that constitutes any of the following:  (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Board determines the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal profit; or (4) willful misconduct.  The notice of the meeting shall state that the removal will be discussed and acted upon at the meeting.  The Manager in question has a right to be heard at the meeting.

(h) Vacancies.  A vacancy occurring on the Board (whether by reason of an increase in the number of Managers or by reason of a vacancy in an existing Manager seat) may be filled by appointment through an affirmative vote of a majority of the remaining Managers, though less than a quorum.

Section 5.4          Board Meetings.

(a) Meetings.  Regular meetings of the Board shall be held from time to time as determined by the Board.  Special meetings of the Board shall be held upon the call of the Chair or three (3) or more Managers.  Board meetings shall be held at the principal office of the Company or at another place, either within or without the State of South Dakota, as designated by the person calling the meeting and stated in the notice of the meeting or a duly executed waiver of notice of the meeting.  Managers may participate in a Board meeting by means of video or audio conferencing or similar communications equipment whereby all Managers participating in the meeting can hear each other.

(b) Notice.  Notice of each meeting of the Board, stating the place, day and hour of the meeting, shall be given to each Manager at least three (3) days before the day on which the meeting is to be held.  The notice may be given orally, in writing, by facsimile transmission, by electronic mail or by any other form or means of communication that provides reasonable assurances of effective communication.  Except as expressly required in this Agreement, the notice or waiver of notice of any special or regular meeting of the Board does not need to specify the business to be transacted or the purpose of the meeting.

(c) Waiver.  Whenever a notice is required to be given to a Manager under the provisions of this Agreement, a waiver of the notice in writing signed by the Manager, whether before or after the meeting time stated in the notice, shall be deemed equivalent to the giving of the notice.  Attendance of a Manager at a meeting of the Board constitutes a waiver of notice of the meeting by the Manager, except where the Manager attends a meeting for the express purpose of stating his or her objection to the transaction of any business because the meeting is not lawfully called or convened.

(d) Quorum.  One-half of the Managers in office constitute a quorum necessary for the transaction of business at any regular or special meeting of the Board.  If less than a quorum is present, those Managers present may adjourn the meeting from time to time until a quorum shall be present.

(e) Voting and Act of the Board.  Each Manager has one (1) vote, without regard to the Class or Classes of Members that elected or appointed the Manager, unless otherwise provided in a Class designation.  The Board shall take action by the affirmative vote of a majority of the Managers present at a duly held meeting at which a quorum is present.  Provided that a quorum is present, there is no requirement that any action of the Board be approved by Managers elected or appointed by a certain Class of Members, unless otherwise provided in a Class designation.

(f) Action Without a Meeting.  An action required or permitted to be taken at a meeting of the Board may be taken by written action signed by the Managers with a majority of the voting power of the Managers comprising the Board, unless this Agreement prescribes a greater Manager approval for the action to be taken.

(g) Compensation.  The Board may fix the compensation, if any, of Managers.  Managers shall also be entitled to reimbursement for actual expenses incurred in attending meetings of the Board or conducting other business of the Company.

Section 5.5          Officers.

(a) Qualification; Election.  Officers of the Board, and the CEO must be natural persons, and shall be elected or appointed by the Board.  The officers of the Company shall consist of the following persons:

(1) officers of the Board, elected on an annual basis, who shall consist of a Chair and a Vice Chair, who must be Managers, and a Secretary who need not be a Manager, Member, and may be appointed by the Board;

(2) the CEO who shall be appointed and may be removed by the Company Manager; and

(3) a chief financial officer and other officers and assistant officers of the Company, who shall be appointed by the CEO.

(b) Bonds and Insurance.  The Board may require all officers, agents and employees charged by this Company with responsibility for the custody of its funds or property to give bonds.  Bonds shall be furnished by a responsible bonding company and approved by the Board, and the cost shall be paid by the Company.  The Board shall cause the Company to provide for insurance of the property of the Company, or property which may be in the possession of the Company and not otherwise adequately insured by the owner of the property.  In addition, the Board shall cause the Company to provide for insurance covering liability of the Company to all employees and the public, in a commercially reasonable amount as is customary for businesses similar to the Company.

(c) Term of Office.  An officer appointed by the Board, shall hold office for a term of one year and until a successor is duly elected or appointed, unless prior to the end of the term the officer has resigned, deceased or has been removed from office.

(d) Removal and Vacancies.  Any officer elected or appointed by the Board may be removed, with or without cause, at any time by a resolution of the Board; provided that the removal is subject to the termination procedures of any written employment agreement with the Company.  The Company Manager may only be terminated as provided in 4.6(c) and as provided under the Management and Consulting Agreement between the Company and FREMAR.  A vacancy in an office of the Board or the position of Company Manager shall be filled by the Board.  A vacancy in the office of the CEO shall be filled by the Company Manager.  The CEO may remove any officer appointed by the CEO.  An officer may resign at any time by giving written notice to the Company.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.

(e) Chief Executive Officer.  The CEO shall have direct and general charge and supervision of all business and administrative operations of the Company and all other duties, responsibilities, authorities and privileges as are set forth in the CEO’s employment agreement, if any, as amended from time to time, in addition to those duties, responsibilities, authorities and privileges as are delegated to the CEO by the Board by resolution, or that a CEO of a Delaware corporation would have in respect of a Delaware corporation in the absence of a specific delegation of the duties, responsibilities, authorities and privileges.  The CEO may be an officer of any Business Entity in which the Company owns an interest.  The CEO shall also perform other duties that may be assigned by the Board to the extent consistent with this Agreement and the CEO’s employment agreement, if any, as amended from time to time.

(f) Duties of Other Officers.  Unless provided otherwise by a resolution adopted by the Board, the officers of the Company, other than the CEO, shall have the duties as are customarily associated with their respective offices and shall perform other duties as may from time to time be prescribed by any officer to whom the officer reports.

(g) Delegation.  Unless prohibited by a resolution of the Board, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of the person’s management position to other persons.  An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated.

Section 5.6          Liability and Indemnification of Managers and Officers.

(a) Liability Limitation.  A Manager or officer of the Company is not personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by the Manager or officer; provided that this provision does not eliminate or limit the liability of a Manager or officer for an act or failure to act in a manner that constitutes any of the following: (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager had reasonable cause to believe that the Manager’s or officer’s conduct was lawful and had no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager derived an improper personal benefit or profit; or (4) willful misconduct.

(b) Indemnification.  To the fullest extent permitted or required by law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, defend, save harmless, and pay all judgments and claims against, and reasonable expenses of, each present and former Manager or officer relating to any liability or damage or reasonable expenses incurred with respect to a proceeding if the Manager or officer (or former Manager or officer) was a party to the proceeding as a result of or in connection with (1) his or her capacity as a Manager or officer of the Company (which reasonable expenses including reasonable attorneys’ fees may be paid as incurred); or (2) his or her service of any other Person at the request of the Company. Notwithstanding the foregoing provisions, the Company shall not indemnify, defend, save harmless, or pay any portion of any judgments or claims against, or any expenses of, a Manager or officer (or former Manager or officer) under the foregoing provisions where the judgments and claims or proceedings arise out of or are related to an act or failure to act of the Manager or officer in a manner that constitutes any of the following:  (1) a willful failure to deal fairly with the Company or its Members in connection with a matter in which the Manager or officer has a material conflict of interest; (2) a violation of criminal law, unless the Manager or officer had reasonable cause to believe that the Manager’s conduct was lawful or no reasonable cause to believe that the conduct was unlawful; (3) a transaction from which the Manager or officer derived an improper personal profit; or (4) willful misconduct.

(c) Insurance.  The Company may purchase and maintain insurance on behalf of a person in the person’s official capacity against any liability or expense asserted against or incurred by the person in or arising from that capacity, whether or not the Company would be required to indemnify the person against the liability.

Section 5.7.         Contracts with Managers or their Affiliates.

A contract or transaction between the Company or an Affiliate of the Company and a Manager or a Manager’s Affiliate or between the Company and the Company’s Affiliate and any other entity in which a Manager or a Manager’s Affiliate has a material financial interest, is not void or voidable and does not require the Manager to account to the Company and hold as trustee for the Company any profit or benefit derived from the contract or transaction solely for this reason, or solely because the Manager is present at or participates in the Board meeting at which the contract or transaction is authorized, if: (1) the material facts of the Manager’s material financial interest are disclosed to the Board; and (2) the contract or transaction is authorized or approved by two-thirds of all of the disinterested Managers.  The presence of the interested Manager may be counted in determining the presence of a quorum at the meeting at which the contract or transaction is authorized but the interested Manager’s presence or vote may not be counted in determining the authorization or approval of the contract or transaction by the necessary two-thirds quantum of consent.

ARTICLE 6.
AMENDMENTS

Section 6.1          Amendments.

(a) Procedure For Amendments.  Other than amendments by the Board under Section 6.1(b), amendments to this Agreement shall be proposed solely by the Board and approved by the Members.  Following the Board’s approval of any proposed amendment, the Board shall submit to the Members a verbatim statement of the proposed amendment, providing that counsel for the Company has approved of the amendment in writing as to form.  The Board shall include in any submission to the Members a recommendation as to the proposed amendment.  The Board shall seek the approval of the Members on the proposed amendment by consent (written or electronic affirmation as determined by the Board) of the required number of Members or shall call a meeting of the Members to vote on the proposed amendment and to transact any other business deemed appropriate. A proposed amendment is adopted and is effective as an amendment of this Agreement if the amendment is approved by Members of each Class entitled to vote on the amendment.  The Board shall incorporate any amendment as a restated Agreement effective as of the effective date of the amendment.

(b) Amendments By Board.  This Agreement may be amended by the Board, without Member approval, to the extent provided in: Section 2.4 for the Principal Place of Business; Section 2.6(c) for the Agent for Service of Process; Section 3.2(a), 3.2(b) and Section 3.2(c) for designations of Classes and issuance of Units; Section 3.6 as to Class designations under Section 3.2(a); Section 3.8(g) for the Unit Transfer Policy; and Section 5.3(a) as to the change in Managers (which includes the authority of the Board to amend Appendices A, B, C, D, and E without Member approval).

(c) Amendments Of Sections By Specified Percentage.  A provision of this Agreement that requires the approval or consent of a specified percentage or number in interest of the Members or any Class of Members may not be amended without the affirmative vote of Members holding at least the specified percentage or number of voting rights of all of the Members or of the specified Class.

(d) Amendment Of This Section.  This Section shall not be amended without the approval or consent of at least two-thirds (2/3) of the voting power of Members holding each Class of Units.

ARTICLE 7.
DISSOLUTION AND WINDING UP

Section 7.1          Dissolution Commencement.

(a) Dissolution Event.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of either of the following (each a “Dissolution Event”):  (1) the affirmative vote of the Board and a majority of the voting power of each Class of Members to dissolve, wind up, and liquidate the Company; (2) an event that makes it unlawful for all or substantially all of the business of the Company to be continued, but any cure of illegality within ninety days after notice to the Company of the event is effective retroactively to the date of the event; or (3) the entry of a decree of judicial dissolution pursuant to Section 47-34A-801(4) of the Act.

(b) No Dissolution Prior To Dissolution Event.  The Members agree that, to the extent not otherwise required by the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 7.2          Winding Up.

Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, Unitholders and Members, and no Unitholder or Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Unitholders and Members until the time as the Property has been distributed pursuant to this Section and the Articles of Organization have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator appointed under Section 7.6 shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property, to be applied and distributed, to the maximum extent permitted by law, in the following order (subject to any priority Distributions applicable to Units of any specific Class or Classes):

(1) first, to creditors (including Managers, Unitholders, Members and Affiliates of Managers, Unitholders and Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s debts, obligations and liabilities (whether by payment or making of reasonable provision for payment of the liabilities); and

(2) second, the excess of the amount paid in Section 7.2(1) above, subject to any priorities in the designation of Unit Classes, to the Unitholders in accordance with the positive balance in their Capital Accounts, as provided in Appendix E, Article XII.

Section 7.3          Rights of Unitholders.

Except as otherwise provided in this Agreement, in winding up under Section 7.2 each Unitholder shall look solely to the Property of the Company for any Distribution and has no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts, obligations and liabilities of the Company are insufficient to return the Capital Contributions, the Unitholders shall have no recourse against the Company or any other Unitholder or Unitholders.

Section 7.4          Notice of Dissolution.

(a) Notice to Unitholders and Claimants.  Within thirty (30) days after the occurrence of a Dissolution Event, the Board shall provide written notice of the Dissolution Event to each of the Members and any Unitholders who are not Members, and the Board may notify its known claimants and/or publish notice as further provided in the Act.

(b) Certificate of Cancellation.  Upon completion of the distribution of the Company’s Property as provided in this Article 7, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation in accordance with the Act and shall take all other actions as may be necessary to terminate the Company.

Section 7.5          Allocations During Period of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unitholders pursuant to Section 7.2 (the “Liquidation Period”), the Unitholders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 3 and Appendix E.

Section 7.6          The Liquidator.

(a) Definition.  The “Liquidator” shall mean a Person appointed by the Board to oversee the liquidation of the Company.  The Liquidator may be the Board or a committee of three or more Managers appointed by the Board.

(b) Fees.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article 7 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c) Indemnification.  The Company shall indemnify, save harmless, and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any act or omission, which attorneys’ fees may be paid as incurred, except to the extent the liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

Section 7.7.         Form of Liquidating Distributions.

For purposes of making Distributions required by Section 7.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds from the sale.

ARTICLE 8.
MISCELLANEOUS

Section 8.1          Notices.

A notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing, facsimile or electronic communication, as determined by the Board, and shall be deemed to have been delivered, given, and received for all purposes: (1) if delivered personally to the Person or to an officer of the Business Entity to whom the same is directed; or (2) when the same is actually delivered to the recipient’s address on record with the Company.  Notices, payments and demands shall be transmitted or sent: (1) if to the Company, to the address determined pursuant to Section 2.4; and (2) if to the Unitholders or Members, to the address of the Unitholder or Member on record with the Company.

Section 8.2          Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and Unitholders and their respective successors, transferees, and assigns, without the necessity of physical execution of this Agreement.

Section 8.3          Construction.

Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member or Unitholder.

Section 8.4          Time.

In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a

Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

Section 8.5          Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

Section 8.6          Severability.

Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, the illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. Notwithstanding the foregoing, if the illegality or invalidity would be to cause the Members to lose the material benefit of their economic bargain, then the Members agree to negotiate in good faith to amend this Agreement in order to restore the lost material benefit.

Section 8.7          Incorporation by Reference.

Every exhibit, schedule, and other appendix attached to this Agreement and referred to in this Agreement is not incorporated in this Agreement by reference unless this Agreement expressly provides that the exhibit, schedule or appendix is to be incorporated as part of this Agreement.

Section 8.8          Variation of Terms.

All terms and any variations of the terms shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the term may require.

Section 8.9          Governing Law.

The laws of the State of South Dakota shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

Section 8.10        Specific Performance.

Each Member and Unitholder agrees that the other Members and Unitholders would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy. Accordingly, it is agreed that, in addition to any other remedy to which the Company on behalf of the nonbreaching Members may be entitled, at law or in equity, the Company on behalf of the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Section 8.11        Consent to Jurisdiction.

All actions, suits or proceedings arising out of or based upon this Agreement or the subject matter of this Agreement if brought by a person other than the Company shall be brought and maintained exclusively in the federal courts located in the State of South Dakota, provided that upon determination by the Board of Directors, the Company has the right to bring, maintain, or remove any action, suit, or proceeding arising out of or based on this Agreement or the subject matter of this Agreement to any state or federal court located in the State of South Dakota.  Each of the Unitholders and Members: (1) shall irrevocably be subject to the jurisdiction of the federal courts located in the State of South Dakota for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter of this Agreement; and (2) waives to the extent not prohibited by applicable law, and shall not be entitled to assert, by way of motion, as a defense or otherwise, in any action, suit or proceeding, any claim that he, she, or it is not subject personally to the jurisdiction of one of the above-named courts, that he, she, or it is immune from extraterritorial injunctive relief or other injunctive relief, that he, she, or its property is exempt or immune from attachment or execution, that any action, suit or proceeding may not be brought or maintained in one of the above-named courts should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any one of the above-named courts.  Each Unitholder, Member, or other party to this Agreement shall be subject to service of process in any suit, action or proceeding in any manner permitted by the laws of the State of South Dakota, shall be subject to service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to this Agreement on the records of the Company (on grounds that it is reasonably calculated to give actual notice) and waives and shall not be entitled to assert by way of motion, as a defense or otherwise, in any action, suit or proceeding any claim that service of process made in accordance with this Agreement does not constitute good and sufficient service of process.  The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal court located in the state of South Dakota.

Section 8.12        Waiver of Jury Trial.

To the extent not prohibited by applicable law which cannot be waived, the Company and each of the Unitholders and Members waive and shall not be entitled to assert (whether as plaintiff, defendant or otherwise) any right to trial by jury in any forum in respect of any issue, claim, demand, action or cause of action arising out of or based upon this Agreement or the subject matter of this Agreement, whether now existing or arising later and whether sounding in tort or contract or otherwise.

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Millennium Ethanol, LLC	Operating Agreement
Appendix A

APPENDIX A

PRINCIPAL PLACE OF BUSINESS
OF
MILLENNIUM ETHANOL, LLC

The principal place of business of Millennium Ethanol, LLC is 300 North Broadway, Marion, South Dakota  57043-0357, or such other place as may be determined by the Board of Managers of Millennium Ethanol, LLC.

A-1

MILLENNIUM ETHANOL, LLC	OPERATING AGREEMENT
APPENDIX B

APPENDIX B

AGENT FOR SERVICE
OF PROCESS
OF
MILLENNIUM ETHANOL, LLC

The name and address of the agent for service of process on Millennium Ethanol, LLC in the State of South Dakota is Steve Domm, 300 North Broadway, Marion, South Dakota 57043-0357.

B-1

MILLENNIUM ETHANOL, LLC	OPERATING AGREEMENT
APPENDIX C

APPENDIX C

UNIT TRANSFER POLICY
OF
MILLENNIUM ETHANOL, LLC

Section 1.1.         Definitions, Applicability.

(a)           Definitions.  The definitions of the Operating Agreement (the “Agreement”) of Millennium Ethanol, LLC (the “Company”) and Appendix E of the Agreement apply to this Unit Transfer Policy (the “Policy”).

(b)           Applicability.  This Policy and Section 3.8 of the Agreement and the other applicable provisions of the Agreement apply to all Transfers of Units of the Company.

(c)           Intent of Policy.  It is the intent of this Policy as it relates to any Transfers that: (1) the tax status of the Company is the same as for a partnership; (2) this Company preserve its partnership tax status by complying with Regulations, Section 1.7704-1, et seq., and any amendments; and (3) to the extent possible, this Policy shall be read and interpreted to prohibit the free transferability of Units.

Section 2.1.         Complete Prohibition on Certain Transfers of Units.

Notwithstanding any other provisions of this Policy, the following Transfers will be prohibited and the Board of Managers will have no authority to approve any of the following Transfers:

(1) a Transfer in violation of the Securities Act or any state securities or blue sky laws applicable to the Company or the Interest to be transferred;

(2) a Transfer that would cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code;

(3) a Transfer that would cause the Company to lose its status as a partnership for federal income tax purposes; or

(4) a Transfer that would cause a termination of the Company for federal income tax purposes.

Section 3.1.         Conditions to Permitted Transfers.

(a)           Requirement.  A Transfer shall not be treated as a Permitted Transfer unless and until the conditions in this Section are satisfied.

(b)           Conveyance Documents.  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company documents and instruments of conveyance as may be necessary or appropriate in the opinion of legal counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of the Transfer, in form and substance satisfactory to legal counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with the Transfer.

(c)           Tax Information.  The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. In addition, the transferee must consent to the use of the method and convention of allocating Profits and Losses and each item of profit and loss for the year of the transfer that is specified in the Unit Transfer Policy.  Without limiting the generality of the foregoing, the Company shall not be required to make any Distribution otherwise provided for in the Agreement with respect to any Transferred Units until it has received this information.

(d)           Securities Compliance.  Except in the case of a Transfer of Units involuntarily by operation of law, either (1) the Units are registered under the Securities Act, and any applicable state securities laws, or (2) if requested by the Board of Managers in its discretion, the transferor provides an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer is exempt from all applicable registration requirements and that the Transfer will not violate any applicable laws regulating the Transfer of securities.

(e)           Does Not Cause Company To Be Investment Company.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its sole discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(f)            Does Not Cause Company To Be Publicly Traded Partnership.  Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Board of Managers in its discretion, the transferor shall provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably satisfactory to the Board of Managers, to the effect that such Transfer will not cause the Company to be deemed to be a “publicly-traded limited partnership” under applicable provisions of the Code.

(g)           Transferee Is Not A Competitor Of The Company.  Except in the case of a Transfer of Units involuntarily by operation of law, the Board must determine (in its sole discretion) that the transferee is not a competitor of the Company or the Company’s Affiliates, or an Affiliate of a competitor of the Company or a Person who as a Unitholder or Member would or may be detrimental to the interests of the Company.  The Unitholder and proposed transferee shall submit information requested by the Board to make the determination.

(h)           Tax Status Compliance.  Unless otherwise approved by the Board of Managers, a Transfer of Units shall not be made except upon terms which would not, in the opinion of legal counsel chosen by and mutually acceptable to the Board and the transferor, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  In determining whether a particular proposed Transfer will result in a termination of the Company, legal counsel to the Company shall take into account the existence of prior written commitments to Transfer and the commitments shall always be given precedence over subsequent proposed Transfers.

(i)            Suspension Of Transfers After Dissolution Event.  No notice or request initiating the procedures contemplated by this Section may be given by a Unitholder after a Dissolution Event has occurred.

(j)            Board May Waive Conditions.  Subject to Section 2.1 of this Policy, the Board of Managers shall have the authority to waive any legal opinion or other condition required in this Section.

Section 3.2.         Distributions and Allocations in Respect to Transferred Units.

If any Unit is transferred in compliance with the Transfer Restrictions, then Profits and Losses, each item of profit and loss, and all other items attributable to the Units for the fiscal year of the Transfer shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the fiscal year in accordance with Code Section 706(d).  Solely for purposes of making the allocations, the Company shall use a monthly proration method and convention that divides and allocates the Profits, Losses and items between the transferor and transferee based on the portion of the year that has elapsed prior to the Transfer determined by recognizing the Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information and approval requirements of the Transfer have been substantially complied with.  All Distributions on or before the end of the calendar month in which the requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee.  The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to the allocations and Distributions by resolution or by amending this Section; provided, that reasonable notice of any change is given to the Unitholders in advance of the change.  Neither the Company, the Board, any Manager nor any Unitholder shall incur any liability for making allocations and Distributions in accordance with the provisions of this Section, whether or not the Board or any Manager or the Company or any Unitholder has knowledge of any Transfer of ownership of any interest in the Company.  The Unitholders acknowledge that the method and convention designated herein constitutes an “agreement among the partners” within the meaning of Regulations, Section 1.706-1.

Section 3.3.         Other Rules Regarding Transfers.

(a) Market Of Units Not Made.  A Unitholder may not: (1) make a market in Units; (2) Transfer its Units on an established securities market, a secondary market (or the substantial equivalent of those markets) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published); and (3) in the event the Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent of a secondary market, Transfer any Units through a matching service that is not approved in advance by the Company.  A Unitholder may not Transfer any Units to any Person unless the Person agrees to be bound by the Transfer Restrictions and to Transfer the Units only to Persons who agree to be similarly bound.

(b) Units Acquired For Unitholder’s Account.  The acquisition of Units by a Unitholder shall be deemed to be a representation and warranty to the Company and the other Unitholders, that the Unitholder’s acquisition of Units is made as principal for the Unitholder’s own account and not for resale or distribution of the Units to others in violation of securities laws as determined by the Company and its legal counsel.

Millennium Ethanol, LLC	Operating Agreement
Appendix D

Appendix D

BOARD OF MANAGERS
AND COMPANY MANAGER
OF
MILLENNIUM ETHANOL, LLC

Manager and Address	Position	Three Year Term Expires (Fiscal Year)

Dennis Koerner	Manager	Appointed
27248 4035th Avenue	(Chairman)
Freeman, SD 57029

Dale Neuharth	Manager	Appointed
43789 282nd Street	(Vice
Freeman, SD 57029	Chairman)

Marlo Ortman	Manager	2007
28223 446th Avenue
Marion, SD 57043

James R. Graber	Manager	2007
27763 447th Avenue
Parker, SD 57053

Wendell Weeldreyer	Manager	2007
26640 443rd Avenue
Marion, SD 57043

Jeff Scott	Manager	2006
261 N. 6th Avenue
Canistota, SD 57012

Steve Friesen	Manager	2006
43808 276th Street
Freeman, SD 57029

Company Manager

FREMAR FARMERS COOPERATIVE, INC.

300 North Broadway

Marion, SD  57043

D-1

MILLENNIUM ETHANOL, LLC	OPERATING AGREEMENT
APPENDIX E

APPENDIX E

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

i

Section 5.3	The Board.	17
Section 5.4	Board Meetings.	18
Section 5.5	Officers.	19
Section 5.6	Liability and Indemnification of Managers and Officers.	20
Section 5.7.	Contracts with Managers or their Affiliates.	21

ARTICLE 6. AMENDMENTS		21
Section 6.1	Amendments.	21

ARTICLE 7. DISSOLUTION AND WINDING UP		22
Section 7.1	Dissolution Commencement.	22
Section 7.2	Winding Up.	22
Section 7.3	Rights of Unitholders.	23
Section 7.4	Notice of Dissolution.	23
Section 7.5	Allocations During Period of Liquidation.	23
Section 7.6	The Liquidator.	23
Section 7.7.	Form of Liquidating Distributions.	24

ARTICLE 8. MISCELLANEOUS		24
Section 8.1	Notices.	24
Section 8.2	Binding Effect.	24
Section 8.3	Construction.	24
Section 8.4	Time.	24
Section 8.5	Headings.	25
Section 8.6	Severability.	25
Section 8.7	Incorporation by Reference.	25
Section 8.8	Variation of Terms.	25
Section 8.9	Governing Law.	25
Section 8.10	Specific Performance.	25
Section 8.11	Consent to Jurisdiction.	25
Section 8.12	Waiver of Jury Trial.	26

ARTICLE I. THE COMPANY		1
Section 1.10.	Definitions.	1

ARTICLE II. CAPITAL AND INTERESTS		4
Section 2.4.	Capital Accounts.	4

ARTICLE III. ALLOCATIONS		5
Section 3.1.	Profits.	5
Section 3.2.	Losses.	6
Section 3.3.	Special Allocations.	6
Section 3.4.	Curative Allocations.	7
Section 3.5.	Loss Limitation.	7
Section 3.6.	Other Allocation Rules.	8
Section 3.7.	Tax Allocations: Code Section 704(c).	8

ii

iii

ALLOCATIONS, DISTRIBUTIONS, TAX MATTERS,
AND ACCOUNTING

The Sections in this Appendix E relate to allocations, distributions, tax matters, accounting, dissolution and other related matters.  The numbering of the Sections is not sequential but the Sections are numbered to reflect the numbering conventions of certain forms.

ARTICLE I.
THE COMPANY

Section 1.10.       Definitions.

The definitions in this section (and the definitions in Section 1.2 of the Agreement) apply to this Appendix E.  References to Articles and Sections refer to Articles and Sections in this Appendix E unless the context implies or it is stated otherwise.

“Adjusted Capital Account Deficit” means, with respect to any Unitholder, the deficit balance, if any, in the Unitholder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to the Capital Account any amounts which the Unitholder is deemed to be obligated to restore pursuant to the next to the last sentences in Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to the Capital Account the items described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition is intended to comply and shall be interpreted consistently with the provisions of Regulations, Section 1.704-1(b)(2)(ii)(d).

“Capital Account” means the capital account maintained for each Unitholder in accordance with Section 2.4.

“Capital Contributions” means, with respect to any Unitholder, the amount of cash, property, services rendered, or a promissory note or other obligation to contribute cash or property or to perform services contributed to the Company with respect to the Units in the Company held or purchased by the Unitholder.

“Class Percentage” in the case of Class A Units is 95% and, in the case of Class B Units is 5%.  Three years after issuance of Class B units a Class B unitholder may convert Class B units to Class A units with a corresponding reduction in the Class B percentage and increase in the Class A percentage.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for the Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Fiscal Year, Depreciation shall be an amount which bears the same ratio to the beginning

Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the Fiscal Year bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of the Fiscal Year is zero, Depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Board.

“Fiscal Year” means, subject to a change in Fiscal Year pursuant to Section 8.1(b), the fiscal year of the Company, which shall be the Company’s taxable year as determined under Regulations, Section 1.441-1 or Section 1.441-2 and the Regulations under Section 706 of the Code or, if the context requires, any portion of a fiscal year for which an allocation of Profits, Losses or other allocation items or a Distribution is to be made; provided that the Board may designate a different fiscal year for GAAP reporting purposes but that designation shall not affect the taxable year of the Company or the provisions of this Agreement relating to Capital Accounts, allocations of Profits, Losses or other allocation items, or Distributions.

“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset, as determined by the Board; provided that Property owned by the Company immediately before it becomes taxable as a partnership for federal income tax purposes as the result of the admission of seed money investors as members shall be deemed to have been contributed by FREMAR and accepted by the Company as a Capital Contribution of Property having an aggregate gross fair market value equal to the sum of five percent (5%) of the aggregate Capital Contributions made and to be made by the additional members as the result of their seed money subscription, plus the amount of the Company’s liabilities at that time.

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) as determined by the Board as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution; (ii) the Distribution by the Company to a Unitholder of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g); and (iv) other times as the Regulations may permit; provided that an adjustment described in clauses (i), (ii), and (iv) of this subparagraph shall be made only if the Board determines that such adjustment is necessary to reflect the relative economic interests of the Unitholders in the Company;

(c) The Gross Asset Value of any item of Company assets distributed to any Unitholder shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of Distribution as determined by the Board; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m) and subparagraph (d) of the definition of “Profits” and “Losses” or Section 3.3(g); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), the Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits, Losses and other allocation items.

“Liquidation Period” has the meaning set forth in Section 7.5 of the Agreement.

“Liquidation Provisions” means the provisions of Article XII of this Appendix E and Article 7 of the Agreement.

“Liquidator” has the meaning set forth in Section 7.6 of the Agreement.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

“Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debts, obligations and liabilities of the Company, including capital improvements, replacements, and contingencies, all as reasonably determined by the Board. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

“Nonrecourse Deductions” has the meaning set forth in Regulations, Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning in Regulations, Section 1.704-2(b)(3).

“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for the Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to the taxable income or loss;

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations, Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from the taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of the Property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations, Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a Distribution other than in liquidation of a Unitholder’s interest in the Company, the amount of the adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4, the amount, if any, included in the Company’s taxable income pursuant to Section 87 of the Code (the income add-back in the amount of the small ethanol producer credit) and the partner level deduction pursuant to Section 199 of the Code (relating to domestic production activities) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 3.4.

“Unitholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Regulations, Section 1.704-2(b)(4).

“Unitholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unitholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unitholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations, Section 1.704-2(i)(3).

“Unitholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Regulations, Sections 1.704-2(i)(1) and 1.704-2(i)(2).

ARTICLE II.
CAPITAL AND INTERESTS

Section 2.4.         Capital Accounts.

A Capital Account shall be maintained for each Unitholder in accordance with the following provisions. To facilitate the accounting for acquisitions, ownership and transfers of more than one Class of Units by a Unitholder, each Unitholder’s Capital Account shall be subdivided into separate Capital Accounts for each Class of Units owned, and the following adjustments to Capital Accounts shall be made by reference to Units of each Class of Units owned:

(a) To each Unitholder’s Capital Account there shall be credited (i) the initial Gross Asset Value of any Property, including money contributed to the Company as a Capital Contribution with respect to the Units in the Company held by the Unitholder, (ii) the Unitholder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by the Unitholder or which are secured by any Property distributed to the Unitholder. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Unitholder related to the maker of the note within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Unitholder until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations, Section 1.704-1(b)(2)(iv)(d)(2);

(b) To each Unitholder’s Capital Account there shall be debited (i) the Gross Asset Value of any Property including money distributed to the Unitholder pursuant to any provision of this Agreement, (ii) the Unitholder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any liabilities of the Unitholder assumed by the Company or which are secured by any Property contributed by the Unitholder to the Company, including with respect to FREMAR’s Capital Account the amount of all liabilities owed by the Company immediately before it becomes taxable as a partnership for federal income tax purposes as the result of the admission of seed money investors as members;

(c) In the event Units are Transferred in accordance with the terms of Article 3 of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to allocation of Profits, Losses and other allocation items, nonliquidating Distributions, liquidating Distributions, and the maintenance of Capital Accounts, including and subject to Section 12.1 of this Appendix E, are intended to comply with Regulations, Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulations.  In the event the Board shall determine that it is prudent, the Board may modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unitholders), are computed in order to comply with the Regulations.  The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations, Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause the Agreement not to comply with Regulations, Section 1.704-1(b).

ARTICLE III.
ALLOCATIONS

Section 3.1.         Profits.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, Profits for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to

Unitholders of the Class in proportion to Units held. The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.2.         Losses.

After giving effect to the special allocations in Section 3.3 and Section 3.4 of this Appendix E, and except as otherwise provided in Section 3.5 of this Appendix E, Losses for any Fiscal Year shall be allocated to Classes according to the Class Percentage and then to Unitholders of the Class in proportion to Units held.  The Class Percentages are subject to change if the Company issues additional Units pursuant to Section 3.2 of the Agreement.

Section 3.3.         Special Allocations.

The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unitholder shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations, Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations, Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Unitholder Minimum Gain Chargeback. Except as otherwise provided in Regulations, Section 1.704-2(i)(4), notwithstanding any other provision of this Section, if there is a net decrease in Unitholder Nonrecourse Debt Minimum Gain attributable to a Unitholder Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Unitholder Nonrecourse Debt Minimum Gain attributable to the Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for the Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the Unitholder’s share of the net decrease in Unitholder Nonrecourse Debt, determined in accordance with Regulations, Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations, Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3(b) is intended to comply and shall be interpreted consistently with the minimum gain chargeback requirement in Regulations, Section 1.704-2(i)(4).

(c) Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations, or Distributions described in Regulations, Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in this Appendix E.

(d) Gross Income Allocation.  In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Unitholder is obligated to restore pursuant to the penultimate sentences of Regulations, Sections 1.704-2(g)(1) and 1.704-2(i)(5), each Unitholder shall be specially allocated items of Company income and gain in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Appendix E.

(e) Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholders in the manner which Profits would be allocated under Section 3.1 determined without regard to the other provisions of this Article III.

(f) Unitholder Nonrecourse Deductions. Any Unitholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder who bears the economic risk of loss with respect to the Unitholder Nonrecourse Debt to which such Unitholder Nonrecourse Deductions are attributable in accordance with Regulations, Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations, Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a Distribution to a Unitholder in complete liquidation of the Unitholder’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unitholders in accordance with their interests in the Company in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unitholder to whom the Distribution was made in the event Regulations, Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Issuance of a Capital Interest for Services.  If the Company issues Units in consideration of services that would entitle the recipient to share in liquidation proceeds if the Company were hypothetically liquidated immediately following the issuance (a capital interest for federal income tax purposes), gross receipts of the Company shall be specially allocated to the recipient in the amount of the entitlement.

Section 3.4.         Curative Allocations.

The allocations set forth in Sections 3.3(a) through (g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Board shall make the offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after the offsetting allocations are made, each Unitholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unitholder would have had if the Regulatory Allocations were not part of the Agreement.

Section 3.5.         Loss Limitation.

Losses allocated pursuant to Section 3.2 shall not exceed the maximum amount of Losses that can be allocated without causing any Unitholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unitholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2, the limitation set forth in this

Section 3.5 shall be applied on a Unitholder by Unitholder basis among the Units, so as to allocate the maximum permissible Losses to each Unitholder under Regulations, Section 1.704-1(b)(2)(ii)(d).

Section 3.6.         Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined by the Board using any permissible method under Code Section 706 and the Regulations under Code Section 706.

(b) If additional Units are issued pursuant to Section 3.2(c) of the Agreement during a Fiscal Year, the Profits, Losses and other items allocated with respect to the Class of Units issued for that Fiscal Year will be allocated among the Unitholders of that Class in a manner that takes into account their varying interests in the Company during the Fiscal Year using any permissible methods under Code Section 706 and the Regulations under Code Section 706 and any conventions permitted by law as may be specified in the terms governing the issuance of the Units or, if not specified, as directed by the Board.

(c) The Unitholders agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(d) Solely for purposes of determining a Unitholder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations, Section 1.752-3(a) (3), the Unitholders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts.

(e) To the extent permitted by Regulations, Section 1.704-2(h) (3), the Unitholders shall endeavor to treat Distributions as having been made from the proceeds of a Nonrecourse Liability or a Unitholder Nonrecourse Debt only to the extent that the Distributions would cause or increase an Adjusted Capital Account Deficit for any Unitholder.

Section 3.7.         Tax Allocations: Code Section 704(c).

(a) In accordance with Code Section 704(c) and the Regulations under Code Section 704(c), income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unitholders so as to take into account any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

(b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b)(ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations under Code Section 704(c).

(c) Allocations pursuant to this Section shall be made as required or permitted by Regulations, Section 1.704-3 pursuant to such method provided therein as may reasonably be designated by the Board.  Any elections or other decisions relating to allocations under this Section will be made in any manner that the Board reasonably determines to reflect the purpose and intention of this Agreement.  Allocations under this Section are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses and other allocation items or Distributions under any provision of this Appendix E or the Agreement.

ARTICLE IV.
DISTRIBUTIONS

Section 4.1.         Net Cash Flow.

The Board may make Distributions of Net Cash Flow at times and in aggregate amounts determined by the Board in its sole discretion.  When the Board determines that a Distribution is to be made, except as otherwise provided in the Liquidation Provisions, Net Cash Flow, if any, shall be distributed to each Class by Class Percentage and then to Unitholders of a Class in proportion to Units held.  The Class Percentages are subject to change if additional Units are issued pursuant to Section 3.2 of the Agreement.

Section 4.2.         Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, Distribution or allocation to the Company or the Unitholders shall be treated as amounts paid or distributed, as the case may be, to the Unitholders with respect to which the amount was withheld pursuant to this Section for all purposes under this Agreement. The Company is authorized to withhold from payments and Distributions, or with respect to allocations to the Unitholders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unitholders with respect to which such amount was withheld.

Section 4.3.         Limitations of Distributions.

(a) The Company shall make no Distributions to the Unitholders except as provided in this Article IV, Article XII, Article 7 of the Agreement, and Section 3.6 of the Agreement.

(b) A Unitholder may not receive a Distribution from the Company to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Unitholders on account of their Capital Contributions, would exceed the Gross Asset Value of the Company’s assets.

ARTICLE V.
[RESERVED]

ARTICLE VI.
[RESERVED]

ARTICLE VII.
[RESERVED]

ARTICLE VIII.
ACCOUNTING, BOOKS AND RECORDS

Section 8.1.         Accounting, Books And Records.

(a) The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP, consistently applied; provided, that the financial provisions in the Agreement relating to Capital Contributions, Profits, Losses and other allocation items, Distributions and Capital Accounts shall be construed and determined in accordance with this Agreement without regard to whether such provisions are inconsistent with GAAP.  The books and records shall reflect all the Company’s transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain all of the following:

(i)            a current list of the full name and last known business or residence address of each Unitholder set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Unitholder;

(ii)           the full name and business address of each Manager;

(iii)          a copy of the Articles of Organization and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles of Organization or any amendments thereto have been executed;

(iv)          copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

(v)           a copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

(vi)          copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

(vii)         the Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

(b) The Company shall use the accrual method of accounting in preparing its financial reports and for tax purposes and shall keep its books and records accordingly. The Board may, without any further consent of the Unitholders (except as specifically required by the Code), apply for IRS consent to, and otherwise effect a change in, the Company’s Fiscal Year.

Section 8.2.         Reports.

(a) In General. The chief financial officer of the Company (or other officer determined by the Board or the CEO) shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b) Financial Statements. The Company shall maintain the financial statements listed in clauses (i) and (ii) below, prepared, in each case (other than with respect to Unitholder’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and file with the Securities and Exchange Commission, if required, for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X).

(i)            As soon as practicable following the end of each GAAP Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of the GAAP Fiscal Year) and at the time as Distributions are made to the Unitholders pursuant to the Liquidation Provisions following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of the GAAP Fiscal Year and the related statements of operations, statement of Unitholders’ Capital and changes therein, and cash flows for the GAAP Fiscal Year, together with appropriate notes to the financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding GAAP Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding GAAP Fiscal Years (in the case of the statements).

(ii)           If required by the Securities and Exchange Commission, as soon as practicable following the end of the first three quarters of each GAAP Fiscal Year (and in any event not later than forty-five (45) days after the end of such quarter), an unaudited balance sheet of the Company as of the end of such quarter and the related unaudited statements of operations and cash flows for such GAAP Fiscal Quarter and for the GAAP Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior GAAP Fiscal Year’s quarter and the quarter just completed.

Section 8.3.         Tax Matters.

(a) Generally.  The Board shall have the power and authority, without any further consent of the Members being required:  (i) to cause the Company to make or revoke any and all elections for federal, state, local, and foreign tax purposes including an election pursuant to Code Section 754; (ii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Company’s federal, state, local or foreign tax returns; (iii) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unitholders in their capacities as Unitholders; and (iv) to file or amend any tax returns and execute any agreements or other documents relating to or affecting tax matters, including agreements or other documents that bind the Unitholders with respect to tax matters.  The Board shall designate a qualifying Member to act as the tax matters partner within the meaning of and pursuant to Regulations, Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.

(b) Tax Information.  Necessary tax information shall be delivered to each Unitholder as soon as practicable after the end of each Fiscal Year of the Company but not later than five (5) months after the end of each Fiscal Year.

ARTICLE IX.
[RESERVED]

ARTICLE X.
[RESERVED]

ARTICLE XI.
[RESERVED]

ARTICLE XII.
DISSOLUTION AND WINDING UP

Section 12.1.       Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g), Distributions shall be made pursuant to the Liquidation Provisions to the Unitholders who have positive Capital Accounts in compliance with Regulations, Section 1.704-1(b)(2)(ii)(b)(2). If any Unitholder has a deficit balance in his Capital Account (after giving effect to all Capital Contributions,

Distributions and allocations of Profits, Losses and other allocation items for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the Distributions that would otherwise be made to the Unitholders pursuant to the Liquidation Provisions may be:

(a) Distributed to a trust established for the benefit of the Unitholders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unitholders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to the trust by the Company would otherwise have been distributed to the Unitholders pursuant to Section 7.2 of the Agreement; or

(b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that the withheld amounts shall be distributed to the Unitholders as soon as practicable.

Section 12.2.       Deemed Distribution and Recontribution.

Notwithstanding any other provision of the Liquidation Provisions, in the event the Company is liquidated within the meaning of Regulations, Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the debts, obligations and liabilities of the Company shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all of its Property and liabilities to a new limited liability company in exchange for an interest in the new company, and immediately thereafter, the Company will be deemed to liquidate by distributing the interest in the new company to the Unitholders.

Section 12.3.       Character of Liquidating Distributions.

All payments made in liquidation of the interest of a Unitholder in the Company shall be made in exchange for the interest of such Unitholder in Property pursuant to Section 736(b)(1) of the Code, including the interest of the Unitholder in Company goodwill.